United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 24, 2020

Date of Report (Date of earliest event reported)

Lionheart Acquisition Corporation II

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39445	84-4117825
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4218 NE 2nd Avenue, Miami, FL	33137
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 573-3900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-half of one Redeemable Warrant	LCAPU	The Nasdaq Capital Market LLC
Class A Common Stock, par value $0.0001 per share	LCAP	The Nasdaq Capital Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	LCAPW	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

As previously disclosed on a Current Report on Form 8-K filed August 19, 2020 (the “Current Report”), on August 18, 2020, Lionheart Acquisition Corporation II (the “Company”) consummated its initial public offering (the “IPO”) of 20,000,000 units (the “Units”), each Unit consisting of one share of Class A common stock of the Company, par value $0.0001 per share (the “Class A Common Stock”), and one-half of one redeemable warrant (each, a “Warrant”), each whole Warrant entitling the holder thereof to purchase one share of Class A Common Stock for $11.50 per share (subject to adjustment). The Units were sold to the public at a price of $10.00 per Unit, and the IPO generated gross proceeds of $200,000,000. Pursuant to an underwriting agreement, dated August 13, 2020, by and between the Company and Nomura Securities International, Inc. and Cantor Fitzgerald & Co., as representatives of the several underwriters (the “Underwriters”), the Company granted the Underwriters a 45-day option to purchase up to 3,000,000 additional Units solely to cover over-allotments, if any.

Also as previously disclosed in the Current Report, simultaneously with the closing of the IPO, the Company consummated a private placement (the “Private Placement”) with Lionheart Equities, LLC, the Company’s sponsor, and Nomura Securities International, Inc. of an aggregate of 650,000 units (the “Private Units”) at a price of $10.00 per Private Unit, generating gross proceeds to the Company of $6,500,000.

Subsequently, on August 20, 2020, the Underwriters exercised their over-allotment option in full, and the closing of the issuance and sale of the additional 3,000,000 Units (the “Over-Allotment Units”) occurred on August 24, 2020. The issuance by the Company of the Over-Allotment Units, which were sold to the public at a price of $10.00 per Unit, resulted in total gross proceeds of $30,000,000, which were deposited in the trust account referred to below on August 24, 2020.

As of August 24, 2020, a total of $230,000,000 of the net proceeds from the sale of the Units in the IPO (including the Over-Allotment Units) and the Private Placements were deposited in a trust account established for the benefit of the Company’s public stockholders at JPMorgan Chase Bank, N.A., with Continental Stock Transfer & Trust Company acting as trustee. Included with this report as Exhibit 99.1 is a pro-forma balance sheet of the Company dated August 18, 2020, giving effect to the closing of the issuance and sale of the Over-Allotment Units.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Pro-Forma Balance Sheet dated August 18, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 28, 2020

LIONHEART ACQUISITION CORPORATION II

By:	/s/ Ophir Sternberg
Name:	Ophir Sternberg
Title:	Chairman, President and Chief Executive Officer